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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  July 17, 1998

      AMRESCO Residential Securities Corporation Mortgage Loan Trust 1998-2
             (Exact name of registrant as specified in its charter)

          New York                333-30759-03              Application Pending
(State or Other Jurisdiction    (Commission File             (I.R.S. Employer
      of Incorporation)              Number)                Identification No.)

c/o Norwest Bank Minnesota, National Association
        Sixth Street and Marquette Avenue
              Minneapolis, Minnesota                             55479-1026
      (Address of Principal Executive Offices)                   (Zip Code)

        Registrant's telephone number, including area code (612) 667-8058

                                    No Change
          (Former name or former address, if changed since last report)

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

Item 2. Acquisition or Disposition of Assets

Description of the Conveyance of Subsequent Mortgage Loans

      On July 17, 1998, AMRESCO Residential Securities Corporation Mortgage Loan Trust 1998-2 (the "Trust") acquired $7,323,258.99 of Subsequent Mortgage Loans pursuant to the terms of the Pooling and Servicing Agreement dated as of June 1, 1998, between AMRESCO Residential Capital Markets, Inc., as Seller and Master Servicer, AMRESCO Residential Securities Corporation, as Depositor, Advanta Mortgage Corp. USA, Ameriquest Mortgage Company and Wendover Financial Services Corporation, as Servicers, and Norwest Bank Minnesota, National Association, in its capacity as Trustee and a Subsequent Transfer Agreement dated July 17, 1998 (the "Subsequent Transfer Agreement") among AMRESCO Residential Capital Markets, Inc., as Seller, AMRESCO Residential Securities Corporation, as Depositor and
the Trust, as purchaser. The Subsequent Mortgage Loans possess the characteristics required by the Prospectus dated September 5, 1997 and the Prospectus Supplement dated May 28, 1998 (the "Prospectus Supplement"). The
Prospectus Supplement was filed pursuant to Rule 424(b)(5) of the Act on June 11, 1998. The Schedules of Subsequent Mortgage Loans are attached to the Subsequent Transfer Agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)   Not applicable

(b)   Not applicable

(c)   Exhibits:

      10.1 Subsequent Transfer Agreement dated as of July 17, 1998, among AMRESCO Residential Securities Corporation, as Depositor, AMRESCO Residential Capital Markets, Inc., as Seller and AMRESCO Residential Securities Corporation Mortgage Loan Trust 1998-2 as the Purchaser.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AMRESCO RESIDENTIAL SECURITIES CORPORATION
                              MORTGAGE LOAN TRUST 1998-2

                              By: AMRESCO Residential Securities Corporation, as
                                   Depositor

                              By: /s/ Ronald B. Kirkland
                                  -------------------------------------------
                                  Name:  Ronald B. Kirkland
                                  Title: Vice President and
                                         Chief Accounting Officer

Dated:  July 20, 1998